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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported):  March 6, 2001
                                                   (February 28, 2001)
                                                   -----------------------------


                            WKI HOLDING COMPANY, INC.
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             (Exact name of registrant as specified in its charter)




         Delaware                       333-57099               16-1403318
--------------------------------   -------------------   -----------------------
 (State or other jurisdiction of     (Commission file          (IRS Employer
      of incorporation)                   number)            Identification No.)


      One Pyrex Place, Elmira, New York                   14902-1555
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  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     607-377-8000
                                                        ------------



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ITEM 5.  OTHER EVENTS


      World Kitchen, Inc. and its affiliate, Borden, Inc., agreed to extend to March 30, 2001, the maturity of Borden's $40 million line of credit to World Kitchen.

      World Kitchen's principal products are glass, glass ceramic and metal cookware, bakeware, tabletop products and cutlery sold under well-known brands including CORNINGWARE, PYREX, CORELLE, VISIONS, REVERE, EKCO, BAKER'S SECRET, CHICAGO CUTLERY, REGENT SHEFFIELD, OXO and GRILLA GEAR. World Kitchen has been an affiliate of Borden, Inc. and a member of the Borden Family of Companies since April 1998.

      World Kitchen currently employs approximately 5,200 people and has major manufacturing and distribution operations in the United States, United Kingdom, South America and Asia-Pacific regions. Additional information can be found at: www.worldkitchen.com.

      Certain matters discussed here in are forward-looking statements based on World Kitchen's current expectations and estimates as to prospective events about which World Kitchen can give no firm assurance. These forward-looking statements are based on management's expectations as of the date hereof, and World Kitchen does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of the factors set forth in filings with the Securities and Exchange Commission. See the cautionary statement relating to forward-looking statements filed with the SEC in WKI Holding Company's Quarterly Report on Form 10-Q for the period ended October 1, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

4.1 Fourth amendment, dated as of February 28, 2001, to the Credit Agreement, dated as of August 25, 2000, as amended between WKI Holding Company, Inc., and Borden Inc.





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                                    SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                       WKI Holding Company, Inc.



Date:   March 6, 2001                  /s/ William H. Carter
                                       -------------------------------
                                       William H. Carter
                                       Interim Chief Financial Officer